UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 29, 2021
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 1.01  Entry into a Material Definitive Agreement

Payroll Support Program

On April 29, 2021, Alaska Air Group, Inc. (Air Group) and its subsidiaries Alaska Airlines, Inc. (Alaska), Horizon Air Industries, Inc. (Horizon) and McGee Air Services, Inc. (McGee) finalized agreements with the U.S. Department of the Treasury (the Treasury) and accepted partial disbursement of funds through an extension of the Payroll Support Program of the American Rescue Plan Act of 2021 (PSP 3).

Under PSP 3 and the extension agreements entered into, Alaska and Horizon will receive a total of $571 million, and McGee will receive a total of $13 million, to be used exclusively toward continuing to pay employee salaries, wages and benefits. Alaska, Horizon and McGee received $292 million on April 29, 2021, with the remainder expected to be received sometime in May 2021. Of the funds received, $59 million takes the form of a senior term loan with a 10-year term, bearing an interest rate of 1% in years 1 - 5, and SOFR + 2% in years 6 -10. The loan is prepayable at par at any time. As additional taxpayer protection, Air Group granted the Treasury Department 88,395 warrants to purchase Air Group (ALK) common stock at a strike price of $66.39, based on the closing price on March 10, 2021. The warrants are non-voting, freely transferable, and may be settled as net shares or in cash at Alaska’s option.

As a condition to receiving PSP 3 funds, Alaska, Horizon and McGee agreed to refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through September 30, 2021, and to limit executive compensation and severance through April 1, 2023. Air Group agreed to continue suspension of dividends and share repurchases until September 30, 2022.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 8.01.  Other Items

On April 29, 2021, Alaska and Horizon received an additional $80 million in funding from the extension of the Payroll Support Program made available under the Consolidated Appropriations Act, 2021. Funds received are to be used exclusively toward continuing to pay employee salaries, wages and benefits. Of this amount, approximately $23 million will take the form of a senior term loan with a 10-year term bearing an interest rate of 1% in years 1 - 5 and SOFR+ 2% in years 6 -10. As additional taxpayer protection, upon funding of the additional disbursement, Air Group granted the Treasury Department warrants to purchase 45,855 shares of Air Group (ALK) common stock at a strike price of $52.25, based on the closing price on December 24, 2020.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 3, 2021

/s/ KYLE B. LEVINE
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President, Finance and Controller